                                                                       EXHIBIT 5

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.olshanlaw.com

      WRITER'S DIRECT DIAL                        NEW JERSEY OFFICE
                                              2001 ROUTE 46, SUITE 202
     WRITER'S EMAIL ADDRESS                 PARSIPPANY, NEW JERSEY 07054
                                                   (973) 335-7400
                                              FACSIMILE (973) 335-8018

                                                               December 20, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

            Re: Lone Star Steakhouse & Saloon, Inc.
                Registration Statement on Form S-8
                ------------------------------------
Gentlemen:

     Reference is made to the Registration  Statement on Form S-8 dated December
20, 2004 (the "Registration Statement"),  filed with the Securities and Exchange
Commission by Lone Star Steakhouse & Saloon,  Inc., a Delaware  corporation (the
"Company").   The  Registration  Statement  relates  to  3,000,000  shares  (the
"Shares") of common stock,  par value $.01 per share (the "Common  Stock").  The
Shares will be issued and sold by the Company in  accordance  with the Company's
2004 Stock Option Plan (the "Plan").

     We  advise  you that we have  examined  originals  or copies  certified  or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders of the Company, the Plan and such other documents,  instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

November 20, 2004

     Based upon the  foregoing,  we are of the  opinion  that the  Shares,  when issued and paid for in accordance with the terms and conditions set forth in the
Plan will be duly and validly issued, fully paid and non-assessable.

                         Very truly yours,

                         /s/  Olshan Grundman Frome Rosenzweig & Wolosky LLP
                         --------------------------------------------------
                         OLSHAN GRUNDMAN FROME ROSENZWEIG
                                    & WOLOSKY LLP